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                       [LETTERHEAD OF DELOITTE & TOUCHE]

                                                                    EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84737 on Form S-8 of Central Garden & Pet Company of our report dated April 17, 2000 (which includes an explanatory paragraph relating to the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 1999.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

San Francisco, California
June 26, 2000